Exhibit 99.d.14.i

SECOND AMENDMENT TO THE AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

THIS AMENDMENT (“Amendment”) to the Amended and Restated Sub-Advisory Agreement (“Agreement”) dated June 12, 2014 by and between Mercer Investment Management, Inc. (the “Advisor”), a Delaware corporation, and Investec Asset Management Limited, a corporation organized under the laws of England and Wales (the “Sub-Advisor”).

WHEREAS, the Sub-Advisor has been retained to assist the Advisor in the provision of investment management services to one or more Funds (as defined in the Agreement);

WHEREAS, the Agreement provides that the parties may mutually agree to amend any provision of the Agreement; and

WHEREAS, the Advisor and the Sub-Advisor wish to amend the Agreement with an effective date as of July 1, 2016 (the “Effective Date”) to modify the fees payable by the Advisor to the Sub- Advisor and revise the “Mercer Emerging Markets Equity Fund - Fee Schedule” of Exhibit A of the Agreement accordingly.

NOW THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

1.	The parties hereby agree to modify the fees payable to the Sub-Advisor as of the Effective Date and amend the “Mercer Emerging Markets Equity Fund - Fee Schedule” section of Exhibit A of the Agreement.

2.	The parties hereby agree that the “Mercer Emerging Markets Equity Fund - Fee Schedule” section of Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this Amendment.

3.	For the avoidance of doubt, the parties hereby agree that there shall be no change to the “Mercer Opportunistic Fixed Income Fund – Fee Schedule” section of Exhibit A of the Agreement, as amended October 1, 2014.

4.	All other terms and provisions of the Agreement shall remain in full force and effect, except as modified hereby.

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IN WITNESS WHEREOF, the Advisor and the Sub-Advisor have executed this Amendment as of July 1, 2016.

MERCER INVESTMENT MANAGEMENT, INC.

By:	/s/ Stan Mavromates
Name: Stan Mavromates
Title: Chief Investment Officer

INVESTEC ASSET MANAGEMENT LIMITED

By:	/s/ Anne Gallagher
Name: Anne Gallagher
Title: Authorized Signatory

By:	/s/ Matthew Francis
Name: Matthew Francis
Title: Authorized Signatory